UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      November 18, 2016

Presidential Realty Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8594	13-1954619
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1430 Broadway, Suite 503, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (914) 948-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Resignation of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(2) On November 18, 2016, Mr. Jeffrey Rogers submitted his resignation as a Director of the Company, effective immediately. A copy of Mr. Rogers resignation letter is attached hereto as Exhibit 17. Mr. Rogers did not have any disagreement with the Company or the Board. His resignation was made for personal reasons. The Company has provided Mr. Rogers with a copy of the disclosures it is making in response to this Item 5.02 prior to the filing of these disclosures with the Commission and has provided Mr. Rogers with the opportunity to furnish the Company with a letter addressed to the Company stating whether he agrees with the statements made by the registrant in response to this Item 5.02. Mr. Rogers has not furnished any additional letter to the Company beyond the letter filed as Exhibit 17.

Item 9.01	Financial Statements and Exhibits.

Exhibit No. 17.1	Description Letter of Resignation from Mr. Jeffrey Rogers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL REALTY CORPORATION

Date: November 23, 2016	By:	/s/ Nickolas Jekogian
Nickolas Jekogian
CEO

EXHIBITS

Exhibit No. 17.1	Description Letter of Resignation from Mr. Jeffrey Rogers